PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-96063
(To Prospectus dated February 17, 2006)         Filed Pursuant to Rule 424(b)(3)



                           [HOLDRS B2B INTERNET LOGO]



                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of B2B Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                      Share         Primary
         Name of Company               Ticker        Amounts     Trading Market
    ------------------------------  -----------   ------------  ----------------
    Agile Software Corporation          AGIL            4           NASDAQ
    Ariba, Inc.                         ARBA        3.458333        NASDAQ
    CheckFree Corporation               CKFR            4           NASDAQ
    Internet Capital Group, Inc.        ICGE          0.75          NASDAQ
    Pegasus Solutions, Inc.             PEGS            2           NASDAQ
    VerticalNet, Inc.                   VERT           0.6          NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is March 31, 2006.